UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

OAK STREET HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following was sent by Oak Street Health, Inc. (“Oak Street Health”) on February 8, 2023 to providers who work with Oak Street Health:

Provider Toolkit

Announcement Overview

•	We are beginning an exciting new chapter in Oak Street’s growth and our ability to make a difference in our patients’ lives.

•	We have agreed to enter into a transaction in which Oak Street Health will become a part of CVS Health.

•	With CVS Health, we have an outstanding opportunity to engage with current and future patients in a more meaningful way, improving growth, patient engagement, patient experience, and care quality.

•	One of the reasons CVS Health pursued this transaction is because it recognizes the incredible team at Oak Street and appreciates all that we have accomplished together.

•

As part of a larger organization with significant resources to expand the reach of our purpose-built platform, we are confident that combining with CVS Health will offer exciting new career opportunities for our employees.

•	Following the close of the transaction, we expect to continue to serve our patients in the same way we do today, and our approach to care and our care model will remain the same.

•

This announcement does not impact our day-to-day responsibilities, until the transaction is complete, which we expect to occur in 2023, it is business as usual as Oak Street Health and CVS Health will continue to operate as separate, independent companies. We will continue to take outstanding care of our patients; we will continue to be an innovator and leader in primary care; we will continue to develop innovative technologies and care management solutions; and we will continue to live our Oaky Values to achieve our goals.

•	If you have additional questions, you can also submit them to questions@oakstreethealth.com, and we will do our best to answer them.

Communication Materials

As an Oak Street provider, you play an important role in setting the tone for this announcement and helping teams understand what this news means. To ensure that everyone receives consistent information, we ask that you become familiar with the following communication materials (linked below):

•	Press Release

•	Video from Mike

•	Letter to Providers

•	Oaky FAQs

•	Key Talking Points & Q&A by Stakeholder Group (see below)

•	Employees

•	Prospective Employees / New Hires

•	Patients

Please note that the below messages and talking points have been approved by legal counsel and may be filed with the SEC. Please do not add to or alter these materials or any other communications you may receive regarding the transaction.

Asks of Providers

•	If you receive questions from patients, please use the patient talking points (outlined below)

•	Resources available:

•	Thursday 2/9: All Oaky Town Halls with Mike - 11:15 AM CT, 12:15 PM CT, 1:15 PM CT

•	Hear directly from Mike about this exciting transaction

•	Calendar invites to be distributed to all Oakies on Wednesday (2/8) morning; attend the session that works best for your schedule

•	Please submit your questions in advance to questions@oakstreethealth.com

•	Please note that sessions will not be recorded

•	Oaky FAQ document

•	Submit any unanswered questions to questions@oakstreethealth.com, and we will do our best to get back to you

Communications Considerations

As you communicate with stakeholders, please keep the following in mind.

•

Remain optimistic, confident and forward looking. Remember that the way you speak about this transaction will impact how others respond. This is good news for Oak Street, and it is important that you stay positive and forward-looking. Please be sensitive to your team’s needs and listen to their concerns while encouraging them to remain optimistic.

•

Reassure our stakeholders we are operating as usual. We want to ensure that this is a seamless transition for all of our stakeholders. Patients, payors, and other stakeholders should not expect any immediate changes to how we work with them. It is equally important that Oakies understand this point.

•

Don’t speculate. If you receive questions that cannot be answered with the materials provided, please do not speculate or offer your opinion. It is perfectly acceptable to say, “That’s a great question. At this point, I don’t yet have that information as we have only recently announced the transaction. Let me look into those details and get back to you should I have additional information to share.”

•

These materials are for your use, not for distribution. The talking points and Q&A are intended to guide conversations with various different stakeholders and support you in answering questions. They are not intended for distribution. Please do not copy or forward these materials.

•

Refer media and analyst / investor inquiries to the appropriate people. To the extent you receive questions from the media, in line with our policy, please do not comment and instead direct them to Erica Frank, VP of Public Relations at erica.frank@oakstreethealth.com, who will respond on Oak Street’s behalf. If you’re contacted by an analyst or investor, please direct them to Sarah Cluck, Head of Investor Relations at sarah.cluck@oakstreethealth.com.

•

Be mindful of what you post on social media. You are a representative of Oak Street and your words could be viewed as the Company’s. While you can retweet or share the approved posts from Oak Street’s corporate social channels, do not voice your own opinions or use any unapproved language on social media. If you have any questions about what content you can share on social media, please reach out to Erica Frank, VP of Public Relations at erica.frank@oakstreethealth.com.

Employees

Talking Points

•	With CVS Health, we have an outstanding opportunity to engage with current and future patients in a more meaningful way, improving growth, patient engagement, patient experience, and care quality.

•	One of the reasons CVS Health pursued this transaction is because it recognizes the incredible team at Oak Street and appreciates all that we have accomplished together.

•

As part of a larger organization with significant resources to expand the reach of our purpose-built platform, we are confident that combining with CVS Health will offer exciting new career opportunities for our employees.

•	Following the close of the transaction, we expect to continue to serve our patients in the same way we do today, and our approach to care and our care model will remain the same.

•

This announcement does not impact our day-to-day responsibilities, until the transaction is complete, which we expect to occur in 2023, it is business as usual as Oak Street Health and CVS Health will continue to operate as separate, independent companies. We will continue to take outstanding care of our patients; we will continue to be an innovator and leader in primary care; we will continue to develop innovative technologies and care management solutions; and we will continue to live our Oaky Values to achieve our goals.

•	If you have additional questions, you can also submit them to questions@oakstreethealth.com, and we will do our best to answer them.

Q&A

1.	What does this transaction mean for Oak Street employees?

•	One of the reasons CVS Health pursued this transaction is because it recognizes the incredible team at Oak Street and appreciates all that we have accomplished together.

•

As part of a larger organization with significant resources to expand the reach of our purpose-built platform, we are confident that combining with CVS Health will offer exciting new career opportunities for our employees.

•	Importantly, this transaction is right in line with our mission to rebuild healthcare as it should be.

•

CVS Health shares our passion for addressing rising costs and poor outcomes, two of the most pressing challenges continuing to face the US healthcare industry, and together we will work towards our collective goal to transform the US healthcare system.

2.	How does this transaction impact my day-to-day responsibilities?

•	This announcement does not impact our day-to-day responsibilities.

•	In the short term, nothing is changing. Until the transaction closes (expected to close in 2023), Oak Street and CVS Health will continue to operate as separate and independent companies.

•	In the medium- and longer-term (once the transaction closes), we expect to continue to operate Oak Street as a part of CVS Health.

•

Our focus will remain the same: we will continue to take outstanding care of our patients; we will continue to be an innovator and leader in primary care; we will continue to develop innovative technologies and care management solutions; and we will continue to live our Oaky Values to achieve our goals.

3.	Will there be layoffs?

•

CVS Health believes that Oak Street Health colleagues will play a beneficial and additive role to its clinical capabilities by strengthening its value-based primary care services, with a focus on Medicare patients. CVS Health looks forward to welcoming Oakies to the team following the close of the transaction.

•	This acquisition is focused on growth and the development of CVS Health’s care delivery business. It remains committed to retaining, attracting and supporting the best talent in the industry.

4.	Will there be any changes to reporting structures?

•	Oak Street will become a part of CVS Health’s recently formed Health Care Delivery organization, overseen by Dr. Amar Desai, President, Health Care Delivery at CVS Health.

•	Upon close, Mike will continue to lead Oak Street as a part of CVS Health, and the Oak Street Executive Committee, in consultation with CVS Health, will continue to lead Oak Street in our next phase.

•	We do not currently expect any change to leadership or reporting structures at Oak Street as a result of the transaction.

•	We will keep you informed if decisions are made regarding any future changes in reporting structure.

5.	What is the plan for integrating Oak Street into CVS Health?

•	Upon transaction close, Oak Street will become a part of CVS Health’s recently formed Health Care Delivery organization, overseen by Dr. Amar Desai.

•	We expect to move quickly building an integration planning team with members from both companies to determine the best way to bring Oak Street and CVS Health together.

6.	Do you think Oak Street and CVS Health are a good cultural fit?

•	Yes. We think there are a lot of similarities in our cultures and are confident that CVS Health shares our passion for addressing poor health outcomes and rising costs.

•	CVS Health is acquiring Oak Street as a core pillar of their offering to patients – not to change our approach, but to accelerate our growth and progress against our mission.

7.	Does this transaction change our mission or strategy?

•	This transaction reaffirms all that we have accomplished and believe in as a company and will help accelerate our mission to transform the US healthcare system.

•

We will continue to take outstanding care of our patients; we will continue to be an innovator and leader in primary care; we will continue to develop innovative technologies and care management solutions; and we will continue to live our Oaky Values to achieve our goals.

•	We all share pride in being part of our patients’ healthcare journeys and nothing about the way we care for patients will change.

8.	What does this mean for Oak Street-operated primary care centers and pharmacies?

•	We are confident that this transaction will enhance our ability to provide our network of centers with clinical support and resources so that our providers can provide even better care for patients.

•

With additional resources from CVS Health’s recently formed Health Care Delivery organization, we will have an opportunity to amplify our impact and bring our care model to an even larger patient population.

•	CVS Health’s network of 9,000+ retail pharmacies will give us access to a new avenue to connect with patients.

•

If pressed: We are in the early days of this transaction, and there are many details to be determined. What we can tell you is that we will keep the Oak Street name and brand, even after the transaction is complete. Upon close, Oak Street will become a part of CVS Health’s recently formed Health Care Delivery organization.

9.	Will Oak Street clinics be inside CVS Health locations in the future?

•	We are in the early days of this transaction. We can’t speculate on what may happen.

•

What we can tell you is that we will keep the Oak Street name and brand, even after the transaction is complete. Upon close, Oak Street will become a part of CVS Health’s recently formed Health Care Delivery organization.

10.	What does this transaction mean for our patients?

•	We expect to continue to serve our patients in the same way we do today. Our approach to care and our care model will remain the same.

•	With additional resources from CVS Health’s recently formed Health Care organization, we will have an opportunity to amplify our impact and bring our care model to an even larger patient population.

11.	Is this a sign Oak Street doesn’t believe it can achieve our mission on its own?

•	This transaction reaffirms all that we have accomplished and believe in as a company and will help get us even closer to achieving our goal to transform the US healthcare system.

•

With CVS Health, we are gaining access to more resources to enhance our ability to do exactly what we set out to do – improve health outcomes, lower medical costs and deliver better experiences for patients while providing compelling value for our shareholders.

•	CVS Health believes strongly in what we’ve built, and we expect Oak Street to be the foundation of their efforts to advance their value-based care strategy.

12.	What can I expect between now and closing?

•	Until close, which we expect to occur in 2023, Oak Street and CVS Health will continue to operate as separate and independent companies, and it remains business as usual at Oak Street.

•	This announcement does not impact our day-to-day responsibilities.

•

We will continue to take outstanding care of our patients; we will continue to be an innovator and leader in primary care; we will continue to develop innovative technologies and care management solutions; and we will continue to live our Oaky Values to achieve our goals.

13.	Should Oak Street employees start working with their CVS Health counterparts?

•	No. The transaction is expected to close in 2023, and until close, Oak Street and CVS Health will continue to operate in every respect as two separate, independent companies.

Prospective Employees / New Hires

Talking Points

•

Until the transaction is complete, which we expect to occur in 2023, it is business as usual as Oak Street Health and CVS Health will continue to operate as separate, independent companies, and our current compensation and benefits programs remain in effect.

•

We do not expect this announcement to have any impact on your [pending job offer and we continue to be excited about you joining our team] [candidacy / prospective employment] and the recruitment process will continue as before].

•	Thank you for your interest in joining Oak Street.

Q&A

1.	Does this announcement impact the interview process? Are you still hiring for this position? Will that position be in the same location as originally listed?

•	Oak Street will continue to operate our business as usual, and our standard interview process remains in effect.

•	This announcement does not have any impact on your [candidacy / prospective employment / pending job offer] and we continue to be excited about you joining our team.

2.	Is my offer to join Oak Street still valid?

•	Yes – this announcement has no impact on your offer to join Oak Street.

•	As we prepare to enter this new exciting chapter, our teams remain core to our success, and we are thrilled to welcome you.

3.	My offer included equity incentives. Does this announcement change the terms of my offer?

•	Until the transaction is complete, it is business as usual, and our current compensation and benefits programs remain in effect. The terms included in your offer remain the same.

4.	Does this announcement affect Oak Street’s compensation and benefits?

•	No.

•	Until the transaction is complete, it is business as usual, and our current compensation and benefits programs remain in effect.

5.	Does this change Oak Street’s remote work policy?

•	Until the transaction is complete, it is business as usual, and our remote work policy remains in place for Oakies whose roles already include remote or partially-remote locations

Patients

Talking Points

•	We’re joining forces with CVS Health to make the patient experience even better.

•	Oak Street will continue to provide the same best-in-class care patients have come to expect.

•	You should expect no changes to the providers you see, the offices you visit or insurance coverage, and all scheduled appointments remain in place.

•	We are proud to be part of our patients’ healthcare journeys.

Q&A

1.	What does this transaction mean for current patients?

•	You do not need to take any action. Oak Street will continue to provide the same best-in-class care you have come to expect.

•	You will continue to see the same providers in the same office and all scheduled appointments remain in place.

2.	What does this mean for prospective patients?

•	This transaction will enhance our ability to provide our network of care centers with clinical support and resources so that our providers can provide even better care for patients.

•	By bringing together Oak Street’s innovative care model and CVS Health’s resources, we will be able to expand our reach to serve more patients.

3.	Will there be any changes to the care I receive or the way I interact with Oak Street?

•

No. Oak Street will continue to provide the same best-in-class care patients have come to expect, and you should expect no changes to the providers you see or the offices you visit, and all scheduled appointments remain in place.

4.	Will Medicare Advantage still be valid insurance?

•	Yes. Nothing about the way we care for patients will change, including accepted insurance coverage.

5.	Does this change Oak Street’s relationship with AARP?

•	INSERT

6.	Will the quality of my care be affected? Will there be any changes to my doctor’s office?

•	You can expect the same high-quality level of care you are receiving today to continue. You will see the same providers in the same office and all scheduled appointments remain in place.

•	In fact, we will keep the Oak Street name and brand, even after the transaction is complete.

7.	Will I still see the same provider? Will my appointments be at the same location?

•	Nothing about the way we care for patients will change – you will see the same providers in the same office and all scheduled appointments remain in place.

8.	Will the costs of my visits stay the same? Will wait times be longer?

•	Yes, the cost of your visits will remain the same, and we’re joining forces with CVS Health to make the patient experience even better.

•	Nothing about the way we care for patients will change – you will see the same providers in the same office and all scheduled appointments remain in place.

9.	Will my pharmacy coverage policies change as a result of the CVS Health transaction?

•	No. Nothing about the way we care for patients will change, including accepted pharmacy coverage policies.

10.	What if I pick up my prescriptions through a non-CVS Health pharmacy? Will I still be able to do so?

•	Yes. Nothing about the way we care for patients will change – you will see the same providers in the same office and all scheduled appointments remain in place.

•	Where you get your prescriptions filled is up to you, not us.

11.	Where can I find additional information on the transaction?

•	Oak Street is committed to keeping you updated throughout the transition.

•	Should you have any questions, please don’t hesitate to reach out to your [provider / care center].

14.	Will my email address change?

•	Until the transaction is complete, it is business as usual, and you should continue to use your existing email.

15.	Will Oak Street still be a public company?

•	Oak Street will not be a standalone public company after the transaction is completed.

•	While Oak Street stock will stop trading publicly, we will be a part of CVS Health, which is also publicly traded on the New York Stock Exchange under the ticker “CVS.”

16.	What do I do if I receive inquiries from outside parties?

•	If you are contacted by the media via email, please forward the message directly to Erica Frank, VP of Public Relations at erica.frank@oakstreethealth.com. Should any media call or visit a center, you can respond by saying: “Thank you for the question. I will pass this request along to our Corporate Communications Team.” You should collect their name, media outlet, phone number and/or email address.

•

If you’re contacted by an analyst or investor, please direct them to Sarah Cluck, Head of Investor Relations at sarah.cluck@oakstreethealth.com. Should any analyst or investor reach out to you directly, you can respond by saying: “Thank you for the question. I will pass this request along to our Investor Relations Team.” You should collect their name, firm, phone number and/or email address.

•	All other inquiries should be directed to Rob Guenthner, Chief Legal Officer at Oak Street, at robert.guenthner@oakstreethealth.com.

17.	How do I talk to our external parties (i.e. vendors) about this?

•	Please direct specific questions to questions@oakstreethealth.com, and we will do our best to get you an answer.

•

Generally, it is ok to tell our partners that our intention is to maintain business as usual both before the transaction closes and once we are part of CVS Health. We will have specific talking points for key partners (e.g., health plans).

18.	Can I post about the transaction on social media?

•

You are a representative of Oak Street and your words could be viewed as the Company’s. While you can retweet or share the approved posts from Oak Street’s corporate social channels, please do not voice your own opinions or use any unapproved language on social media.

•	If you have any questions about what content you can share on social media, please reach out to Erica Frank, VP of Public Relations at erica.frank@oakstreethealth.com.

19.	Where can I go for more information?

•	The press release we issued is available on our website. As always, we will be sure to communicate important updates, as appropriate.

•	If you have additional questions, please don’t hesitate to reach out to your manager.

•	You can also submit questions to questions@oakstreethealth.com, and we will do our best to get you an answer.

Compensation / Benefits

20.	Will my compensation and/or benefits change? Will this impact my 2022 bonus currently scheduled to be paid out in April?

•	Until the transaction is complete, it is business as usual, and our current compensation and benefits programs remain in effect.

•	Bonuses will be paid, per our usual merit and bonus processes, in April.

•

Oakies who elected last April to receive their 2022 Management Bonus as Performance Stock Units (PSUs) will receive shares of Oak Street stock in settlement of their PSUs as planned, and those PSUs will vest on the original schedule and shares will be deposited into Fidelity accounts in late March/early April once bonus calculations are complete.

•	As integration planning proceeds, Oakies will be updated if any adjustments to compensation or benefits arrangements are planned following the close of the transaction.

21.	Will I be receiving benefits from Oak Street or CVS Health going forward?

•	Until the transaction is complete, it is business as usual, and our current compensation and benefits programs remain in effect.

•

We are in the early days of this transaction, and there are many details to be determined. As integration planning proceeds, Oakies will be updated if any changes to compensation or benefits arrangements are planned following the close of the transaction.

22.	Will I have to change my insurance plan?

•	Until the transaction is complete, it is business as usual, and our current compensation and benefits programs remain in effect.

•	As integration planning proceeds, team members will be updated if any changes to compensation or benefits arrangements are planned following the close of the transaction.

23.	What will happen to my Oak Street equity?

•	Please refer to the Equity FAQs document.

FORWARD LOOKING STATEMENTS

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of Oak Street Health or CVS Health Corporation (“CVS Health”). This communication contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding Oak Street Health’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Statements in this communication that are forward looking may include, but are not limited to, statements regarding the benefits of the proposed acquisition of Oak Street Health by CVS Health and the associated integration plans, expected synergies and revenue opportunities, anticipated future operating performance and results of Oak Street Health or CVS Health, the expected management and governance of Oak Street Health following the acquisition and expected timing of the closing of the proposed acquisition and other transactions contemplated by the merger agreement governing the proposed acquisition (the “Merger Agreement”). By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Such risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of Oak Street Health or CVS Health or both of them to terminate the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the failure to obtain applicable regulatory or Oak Street Health stockholder approval in a timely manner or otherwise; the risk that the acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks related to the ability of Oak Street Health and CVS Health to successfully integrate the businesses and achieve the expected synergies and operating efficiencies within the expected timeframes or at all and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the proposed transaction disrupts Oak Street Health’s or CVS Health’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact Oak Street Health’s or CVS Health’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Oak Street Health’s and/or CVS Health’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Oak Street Health and CVS Health to retain and hire key personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers and on their respective operating results and businesses generally, including with respect to Humana Inc. and its affiliates, which lease or license to Oak Street Health a majority of Oak Street Health’s primary care centers; the risk of litigation that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed acquisition, including the effects of any outcomes related thereto; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities, cyber attacks, or the impact of the COVID-19 pandemic or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on Oak Street Health’s or CVS Health’s business, financial condition and results of operations, as well the response thereto by each company’s management; and other business effects, including the effects of industry, market, economic, political or regulatory conditions. Also, Oak Street Health’s and CVS Health’s actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in Oak Street Health’s and CVS Health’s respective filings with the Securities and Exchange Commission (the “SEC”), including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in Oak Street Health’s or CVS Health’s respective most recently filed Annual Report on Form 10-K, Oak Street Health’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and Oak Street Health’s and CVS Health’s Current Reports on Form 8-K.

You are cautioned not to place undue reliance on Oak Street Health’s or CVS Health’s forward-looking statements. Oak Street Health’s and CVS Health’s respective forward-looking statements are and will be based upon each company’s management’s then-current views and assumptions regarding CVS Health’s proposed acquisition of Oak Street Health, future events and operating performance, and are applicable only as of the dates of such statements. Neither Oak Street Health nor CVS Health assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

Additional Information and Where to Find It

This communication is being made in respect to the proposed transaction involving Oak Street Health and CVS Health. A meeting of the stockholders of Oak Street Health will be announced as promptly as practicable to seek Oak Street Health stockholder approval in connection with the proposed transaction. Oak Street Health and CVS Health intend to file relevant materials with the SEC, including that Oak Street Health will file a preliminary and definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to Oak Street Health’s stockholders. This communication is not a substitute for the proxy statement or any other document that may be filed by Oak Street Health with the SEC.

BEFORE MAKING ANY DECISION, OAK STREET HEALTH STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Oak Street Health’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in Oak Street Health’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by Oak Street Health and documents filed by CVS Health with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of Oak Street Health’s website at https://www.oakstreethealth.com for documents filed by Oak Street Health or the Investors portion of CVS Health’s website at https://investors.cvshealth.com for documents filed by CVS Health.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Oak Street Health, CVS Health and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Oak Street Health’s stockholders in connection with the proposed transaction. Information regarding CVS Health’s directors and executive officers is contained in CVS Health’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on April 1, 2022 as updated by CVS Health’s subsequent filings made on www.sec.gov. Information regarding Oak Street Health’s directors and executive officers, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement described above. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investor Relations section of Oak Street Health’s website at https://www.oakstreethealth.com for documents filed by Oak Street Health or the Investors portion of CVS Health’s website at https://investors.cvshealth.com for documents filed by CVS Health.